EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Continental Rail Corp. (the “Company”) on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Neil Swartz,  Interim Chief Executive Officer of the Company, and I, Timothy S. Hart, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: March 27, 2017	/s/ Neil Swartz. Neil Swartz, Interim Interim Chief Executive Officer, Principal Executive Officer
Date: March 27, 2017	/s/ Timothy S. Hart Timothy S. Hart, Chief Financial Officer, Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.